UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2013

PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33554	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900, Houston TX 77002	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 335-5151

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2013, PROS Holdings, Inc. and PROS, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Ronald F. Woestemeyer, the Company’s Executive Vice President of Strategic Business Planning, superseding, amending and restating the prior employment agreement, dated as of January 15, 1999 as amended on February 2, 2004, between Mr. Woestemeyer and the Company, as successor in interest to PROS Strategic Solutions, Inc. and PROS Revenue Management, L.P. (the “Prior Employment Agreement”).

The Employment Agreement provides that if Mr. Woestemeyer's employment is terminated by the Company without “cause” or by Mr. Woestemeyer for “good reason”, as those terms are defined in the Employment Agreement, Mr. Woestemeyer's severance payment will now include an amount equal to six months of the premium cost for continued coverage under any medical, prescription drug, dental, vision or other group health plan in which Mr. Woestemeyer is participating at such time (collectively the “Group Health Benefits”). In addition, if Mr. Woestemeyer's employment is terminated within six months prior to, or eighteen months following a change of control of the Company, Mr. Woestemeyer's severance payment will now include an amount equal to (a) twelve months of Group Health Benefits, and (b) the unpaid bonus for any completed bonus periods preceding the termination of Mr. Woestemeyer's employment.

The Employment Agreement also provides for other termination and clarifying provisions, including, adding specifications for the treatment of any excess “parachute payments” in accordance with Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), and adding provisions related to Section 409A of the Code.

Except as described above and in the Employment Agreement, Mr. Woestemeyer will continue to be eligible for the same compensation and benefits and will be subject to similar material terms and conditions as provided for in the Prior Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is attached as Exhibit 10.1, to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

10.1	Amended and Restated Employment Agreement by and between PROS, Inc., PROS Holdings, Inc., and Ronald F. Woestemeyer, dated as of May 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROS HOLDINGS, INC.

Date: May 15, 2013

/s/ Damian Olthoff Damian Olthoff
General Counsel and Secretary

EXHIBIT INDEX

10.1    Amended and Restated Employment Agreement by and between PROS, Inc., PROS Holdings, Inc., and Ronald F. Woestemeyer, dated as of May 13, 2013.